UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

   FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b)
OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

SAXON CAPITAL, INC.

(Exact name of registrant as specified in its charter)

_________________

Maryland	30-0228584
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation)

4860 Cox Road, Suite 300 Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Formerly Saxon REIT, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.01 per share	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: NONE

Item 1. Description of the Registrant's Securities to be Registered

        The description of the Registrant’s common stock, par value $0.01 per share, is set forth under the captions “Description of Stock” and “Certain Provisions of Maryland Law and Our Charter and Bylaws” in the Registrant’s final prospectus, dated September 20, 2004, filed with the Securities and Exchange Commission pursuant to Rule 424(b)(4) on September 21, 2004, which forms a part of the Registrant’s registration statement on Form S-11 (File No. 333-116028) declared effective under the Securities Act of 1933 on September 20, 2004.

Item 2. Exhibits

      None.

Signature

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on behalf of the undersigned, thereto duly authorized.

SAXON CAPITAL, INC. By: /s/ Michael L. Sawyer —————————————— Michael L. Sawyer Chief Executive Officer

Date: March 3, 2005